Prudential Global Total Return Fund, Inc.
Annual period ending 10/31/17
File No. 811-04661

SUB-ITEM 77-Q1
Change to Fund Articles

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.

ARTICLES OF AMENDMENT

  Prudential Global Total Return Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended
(the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the names of the following series and classes of common stock, $0.01 par value per share, of the Corporation as set forth below:

INFORMATION DISPLAYED IN FOLLOWING ORDER:

Current Name
New Name


Class A Common Stock
Prudential Global Total Return Fund Class A Common Stock

Class B Common Stock
Prudential Global Total Return Fund Class B Common Stock

Class C Common Stock
Prudential Global Total Return Fund Class C Common Stock

Class Q Common Stock
Prudential Global Total Return Fund Class Q Common Stock

Class Z Common Stock
Prudential Global Total Return Fund Class Z Common Stock

Class T Common Stock
Prudential Global Total Return Fund Class T Common Stock

  SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by
Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

  THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 13th day of September, 2017.

ATTEST:                        PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
/s/ Claudia DiGiacomo          By:/s/ Scott E. Benjamin
Name:  Claudia DiGiacomo       Name:  Scott E. Benjamin
Title:  Assistant Secretary    Title:  Vice President